Exhibit 99.1

NEWS RELEASE

CONTACT:  Jason Korstange

(952) 745-2755

tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Quarterly Net Income of $25.5 Million, or 16 Cents Per Share

FIRST QUARTER HIGHLIGHTS

-       Net interest margin of 4.72 percent, up 58 basis points from the first quarter of 2012

-       Pre-tax pre-provision profit of $87.7 million, up 24.3 percent from the first quarter of 2012

-       Provision for credit losses of $38.4 million, down 20.9 percent from the first quarter of 2012

-       Average deposits increased $1.8 billion, or 14.4 percent, from the first quarter of 2012

-       Non-accrual loans and leases and other real estate owned decreased $61.3 million, or 12.9 percent, from the fourth quarter of 2012

-       Over 60-day accruing delinquent loans decreased by $15.5 million, or 16.3 percent, from the fourth quarter of 2012

-       Announced common and preferred stock dividend payments payable May 31, 2013 and June 3, 2013, respectively

Summary of Financial Results					Table 1

($ in thousands, except per-share data)				Percent Change
	1Q	4Q	1Q	1Q13 vs	1Q13 vs
	2013	2012	2012 (3)	4Q12	1Q12
Net income (loss)	$25,450	$23,551	$(282,894)	8.1%	N.M	.%
Net interest income	199,091	201,063	180,173	(1.0)	10.5
Pre-tax pre-provision profit(1)	87,742	87,151	70,578.7		24.3
Diluted earnings (loss) per common share	.16	.15	(1.78)	6.7	N.M	.

Financial Ratios(2)
Return on average assets	.70%	.63%	(5.96)%
Return on average common equity	6.36	5.93	(63.38)
Net interest margin	4.72	4.79	4.14
Net charge-offs as a percentage of average loans and leases	1.06	1.18	1.06

(1) Pre-tax pre-provision profit (‘‘PTPP’’) is calculated as total revenues less non-interest expense. First quarter 2012 PTPP excludes the non-recurring net loss of $473.8 million related to the balance sheet repositioning completed in the first quarter of 2012.

(2) Annualized.
(3) Includes a net, after-tax charge of $295.8 million, or $1.87 per share, related to the balance sheet repositioning.
N.M. Not meaningful.

WAYZATA, MN, April 19, 2013 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported net income for the first quarter of 2013 of $25.5 million, compared with a net loss of $282.9 million for the first quarter of 2012 (inclusive of a net after-tax charge of $295.8 million, or $1.87 per common share, related to a balance sheet repositioning involving certain investments and borrowings in that period) and net income of $23.6 million for the fourth quarter of 2012. Diluted earnings per common share was 16 cents for the first quarter of 2013, compared with a loss per common share of $1.78 for the first quarter of 2012 (earnings per common share of 8 cents before the balance sheet repositioning charge) and diluted earnings per common share of 15 cents for the fourth quarter of 2012.

Chairman’s Statement

“TCF’s first quarter results were highlighted by strong credit quality improvements as well as additional core revenue generation,” said William A. Cooper, Chairman and Chief Executive Officer.  “Our encouraging credit trends, which began in late 2012 and have continued into 2013, include decreases in non-accrual loans and leases, other real estate owned and net charge-offs.  Revenue increased during the quarter due to the impact of continued core auto loan sales and expanded core consumer real estate loan sales.

“TCF’s focus throughout 2013 is to generate results based on the momentum created through our building and investing strategies in 2012.  We executed on this initiative in the first quarter as net interest margin remained strong and loan and lease balances continued to grow.  I am encouraged by our progress so far and am confident that we are in position to drive results moving forward.”

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Revenue

Total Revenue					Table 2
				Percent Change
	1Q	4Q	1Q	1Q13 vs	1Q13 vs
($ in thousands)	2013	2012	2012	4Q12	1Q12
Net interest income	$199,091	$201,063	$180,173	(1.0)%	10.5%
Fees and other revenue:
Fees and service charges	39,323	44,262	41,856	(11.2)	(6.1)
Card revenue	12,417	12,974	13,207	(4.3)	(6.0)
ATM revenue	5,505	5,584	6,199	(1.4)	(11.2)
Total banking fees	57,245	62,820	61,262	(8.9)	(6.6)
Leasing and equipment finance	16,460	26,149	22,867	(37.1)	(28.0)
Gains on sales of consumer real estate loans	8,126	854	-	N.M .	N.M .
Gains on sales of auto loans	7,146	6,869	2,250	4.0	N.M .
Other	3,726	3,973	2,355	(6.2)	58.2
Total fees and other revenue	92,703	100,665	88,734	(7.9)	4.5
Subtotal	291,794	301,728	268,907	(3.3)	8.5
(Losses) gains on securities, net	-	(528)	76,611	(100.0)	(100.0)
Total revenue	$291,794	$301,200	$345,518	(3.1)	(15.5)

Net interest margin (1)	4.72%	4.79%	4.14%
Fees and other revenue as a % of total revenue	31.77	33.42	25.68

N.M. = Not meaningful.
(1) Annualized.

Net Interest Income

•                 Net interest income for the first quarter of 2013 increased $18.9 million, or 10.5 percent, compared with the first quarter of 2012, and decreased slightly from the fourth quarter of 2012.  The increase from the first quarter of 2012 was primarily due to the balance sheet repositioning completed in that quarter, which resulted in a $28.6 million reduction to the cost of borrowings, partially offset by a $14.3 million reduction of interest income on lower levels of mortgage-backed securities for the first quarter of 2013, as well as higher average loan balances primarily from the inventory finance and auto finance portfolios. These increases were partially offset by reduced interest income due to lower average balances of consumer real estate loans as a result of loan sales in the third and fourth quarters of 2012 and first quarter of 2013, as well as lower yields as new originations in our lending businesses continued to be impacted by the low interest rate environment.

•                 Net interest margin in the first quarter of 2013 was 4.72 percent, compared with 4.14 percent in the first quarter of 2012 and 4.79 percent in the fourth quarter of 2012. The increase from the first quarter of

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2012 was primarily due to a lower average cost of borrowings as a result of the balance sheet repositioning. The decrease from the fourth quarter of 2012 was primarily due to lower yields in the commercial portfolio and the Company’s increased liquidity position driven by the increased loan sale activity late in the quarter.

Non-interest Income

•                 Fees and service charges in the first quarter of 2013 were $39.3 million, down $2.5 million, or 6.1 percent, from the first quarter of 2012 and down $4.9 million, or 11.2 percent, from the fourth quarter of 2012. The decrease from the first quarter of 2012 was due to the elimination of the monthly maintenance fee on deposit products through the reintroduction of free checking. The decrease from the fourth quarter of 2012 was primarily due to lower transaction activity and higher average balances per customer during the first quarter of 2013, partially offset by growth in the account base for the third consecutive quarter driven by the reintroduction of free checking.

•                 Leasing and equipment finance revenue was $16.5 million during first quarter of 2013, down $6.4 million, or 28 percent, from the first quarter of 2012 and down $9.7 million, or 37.1 percent, from the fourth quarter of 2012. The decreases were primarily due to lower operating lease and sales-type lease revenue growth in the leasing and equipment finance portfolio as a result of customer driven events.

•                 In the first quarter of 2013 and the fourth quarter of 2012, respectively, TCF sold $279.2 million and $25.7 million of consumer real estate loans, recognizing gains in the same respective periods.

•                 TCF sold $179.8 million, $72 million and $159.6 million of auto loans during the first quarters of 2013 and 2012, and the fourth quarter of 2012, respectively, resulting in gains in the same respective periods.

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Loans and Leases

Period-End and Average Loans and Leases					Table 3
				Percent Change
($ in thousands)	1Q	4Q	1Q	1Q13 vs	1Q13 vs
	2013	2012	2012	4Q12	1Q12
Period-End:
Consumer real estate	$6,418,666	$6,674,501	$6,815,909	(3.8)%	(5.8)%
Commercial	3,334,716	3,405,235	3,467,089	(2.1)	(3.8)
Leasing and equipment finance	3,185,234	3,198,017	3,118,755	(.4)	2.1
Inventory finance	1,931,363	1,567,214	1,637,958	23.2	17.9
Auto finance	719,666	552,833	139,047	30.2	N.M .
Other	23,701	27,924	29,178	(15.1)	(18.8)
Total	$15,613,346	$15,425,724	$15,207,936	1.2	2.7

Average:
Consumer real estate	$6,556,426	$6,663,660	$6,845,063	(1.6)	(4.2)
Commercial	3,345,780	3,452,768	3,457,720	(3.1)	(3.2)
Leasing and equipment finance	3,199,499	3,184,540	3,128,329.5		2.3
Inventory finance	1,686,364	1,570,829	1,145,183	7.4	47.3
Auto finance	670,096	504,565	85,562	32.8	N.M .
Other	13,641	14,704	17,582	(7.2)	(22.4)
Total	$15,471,806	$15,391,066	$14,679,439.5		5.4

N.M. = Not meaningful.

•                 Loans and leases were $15.6 billion at March 31, 2013, an increase of $405.4 million, or 2.7 percent, compared with March 31, 2012 and an increase of $187.6 million, or 1.2 percent, compared with December 31, 2012.  Quarterly average loans and leases were $15.5 billion for the first quarter of 2013, an increase of $792.4 million, or 5.4 percent, compared with the first quarter of 2012 and an increase of $80.7 million, or .5 percent, compared with the fourth quarter of 2012.  The increases in period-end and average loans and leases from both periods were primarily due to growth in inventory finance as a result of the Bombardier Recreational Products, Inc. (“BRP”) program, as well as the continued growth of auto finance, as we continue to expand the business. These increases were partially offset by decreases in consumer real estate loans driven by sales in the third and fourth quarters of 2012 and the first quarter of 2013, as well as decreases in commercial loans due to payoffs in the low rate environment exceeding new originations.

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Credit Quality

Credit Trends	Table 4

(In millions)

(At or for the Quarter Ended)

(1) Excludes acquired portfolios and non-accrual loans and leases.

(2) Excludes $122.1 million, $117.7 million and $103.2 million of non-accrual assets at March 31, 2013, December 31, 2012 and
September 30, 2012, respectively, associated with the implementation of clarifying bankruptcy-related regulatory guidance in the third quarter of 2012.

•                 Over 60-day delinquencies improved for the fifth consecutive quarter.  The over 60-day delinquency rate excluding acquired portfolios and non-accrual loans and leases at March 31, 2013 was .53 percent, down from .64 percent at December 31, 2012 and .77 percent at March 31, 2012. The decreases from both periods were primarily a result of reduced delinquencies in the consumer real estate portfolio.

•                 Net charge-offs decreased $4.5 million from the fourth quarter of 2012, primarily due to improved credit quality in the consumer real estate portfolio.

•                 Non-accrual loans and leases were $343.4 million at March 31, 2013, a decrease of $36.1 million, or 9.5 percent, from December 31, 2012 and an increase of $34.4 million, or 11.1 percent, from March 31, 2012. The decrease from December 31, 2012 was primarily due to improved credit quality in the commercial and consumer real estate portfolios resulting in fewer loans entering non-accrual status. The

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increase from March 31, 2012 was primarily due to the implementation of clarifying bankruptcy-related regulatory guidance in the third quarter of 2012. At March 31, 2013, $122.1 million of non-accrual assets were associated with the clarifying bankruptcy-related guidance of which 84 percent were less than 60 days past due.

•                 Other real estate owned was $71.8 million at March 31, 2013, a decrease of $25.2 million from December 31, 2012, and a decrease of $55.5 million from March 31, 2012. The decrease in both periods was primarily due to a portfolio sale of 184 consumer properties during the first quarter of 2013, as well as a decrease in the number of consumer real estate loans transferred from non-accrual status.

•                 Provision for credit losses was $38.4 million, a decrease of $10.1 million from the fourth quarter of 2012 and a decrease of $10.2 million from the first quarter of 2012.  The decrease from the fourth quarter of 2012 was primarily due to decreased charge-offs in the consumer real estate portfolio and lower reserve balances on the leasing and equipment finance portfolio as a result of reduced loss experience.  The decrease in provision from the first quarter of 2012 was primarily due to a reduction in the reserve rate for the commercial, leasing and equipment finance and inventory finance portfolios as a result of improved credit quality.

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Deposits

Average Deposits					Table 5
				Percent Change
($ in thousands)	1Q	4Q	1Q	1Q13 vs	1Q13 vs
	2013	2012	2012	4Q12	1Q12

Checking	$4,784,945	$4,627,627	$4,565,065	3.4%	4.8%
Savings	6,114,219	6,103,302	5,905,118.2		3.5
Money market	815,374	819,596	662,493	(.5)	23.1
Subtotal	11,714,538	11,550,525	11,132,676	1.4	5.2
Certificates	2,323,267	2,206,173	1,135,673	5.3	104.6
Total average deposits	$14,037,805	$13,756,698	$12,268,349	2.0	14.4

Average interest rate on deposits (1)	.28%	.32%	.30%

(1) Annualized.

•                 Total average deposits for the first quarter of 2013 increased $1.8 billion, or 14.4 percent, from the first quarter of 2012, primarily due to special programs for certificates of deposits, the assumption of $778 million of deposits from Prudential Bank & Trust, FSB in June 2012 and the reintroduction of free checking. The average interest rate on deposits in the first quarter of 2013 was .28 percent, down four basis points from the fourth quarter of 2012 and down two basis points from the first quarter of 2012.

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Non-interest Expense

Non-interest Expense					Table 6
				Percent Change
($ in thousands)	1Q	4Q	1Q	1Q13 vs	1Q13 vs
	2013	2012	2012	4Q12	1Q12
Compensation and employee benefits	$104,229	$101,678	$95,967	2.5%	8.6%
Occupancy and equipment	32,875	32,809	32,246.2		2.0
FDIC insurance	7,710	8,671	6,386	(11.1)	20.7
Advertising and marketing	5,732	4,303	2,617	33.2	119.0
Operating lease depreciation	5,635	5,905	6,731	(4.6)	(16.3)
Deposit account premiums	602	523	5,971	15.1	(89.9)
Other	37,939	53,472	37,296	(29.0)	1.7
Core operating expenses	194,722	207,361	187,214	(6.1)	4.0
Loss on termination of debt	-	-	550,735	N.M.	(100.0)
Foreclosed real estate and repossessed assets, net	10,167	7,582	11,047	34.1	(8.0)
Other credit costs, net	(837)	(894)	(288)	6.4	(190.6)
Total non-interest expense	$204,052	$214,049	$748,708	(4.7)	(72.7)

N.M. = Not meaningful.

•                 Compensation and employee benefits expense for the first quarter of 2013 increased $8.3 million, or 8.6 percent, from the first quarter of 2012. The increase was primarily due to increased staff levels to support the growth of auto finance and to support the assets of the BRP program in inventory finance.

•                 The combined expense associated with advertising, marketing and deposit account premiums decreased $2.3 million from the first quarter of 2012.  The decrease from the first quarter of 2012 is attributable to TCF’s change in strategy for acquiring high quality accounts through the reintroduction of free checking, versus the utilization of high dollar deposit account premiums.

•    The increase in foreclosed real estate and repossessed assets expense from the fourth quarter of 2012 is driven by the acceleration of expenses related to a portfolio sale of consumer properties during the first quarter of 2013.

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Capital

Capital Information			Table 7
At period end
($ in thousands, except per-share data)	1Q		4Q
	2013		2012
Total equity	$1,900,159		$1,876,643
Book value per common share	$9.86		$9.79
Tangible realized common equity to tangible assets (1)	7.55%		7.52%

Risk-based capital (2)
Tier 1	$1,666,630	11.14%	$1,633,336	11.09%
Total	2,019,082	13.49	2,007,835	13.63

Tier 1 leverage capital	$1,666,630	9.23%	$1,633,336	9.21%

Tier 1 common capital (3)	$1,382,457	9.24%	$1,356,826	9.21%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).
(2) The Company’s capital ratios continue to be in excess of “well-capitalized” regulatory benchmarks.

(3) Excludes the effect of preferred shares, qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries
(see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).

•                 On April 17, 2013, the Board of Directors of TCF declared a regular quarterly cash dividend of 5 cents per common share payable on May 31, 2013, to stockholders of record at the close of business on May 15, 2013. TCF also declared a dividend on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on June 3, 2013, to stockholders of record at the close of business on May 15, 2013.

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Webcast Information

A live webcast of TCF’s conference call to discuss the first quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on April 19, 2013 at 8:00 a.m. CT.  A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company with $18.5 billion in total assets at March 31, 2013. TCF has nearly 430 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in over 40 states. For more information about TCF, please visit http://ir.tcfbank.com.

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Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this earnings release.  These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks.  Deterioration in general economic and banking industry conditions, including defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III

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requirements); adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to customer opt-in preferences with respect to overdraft fees on point of sale and ATM transactions or the success of TCF’s reintroduction of free checking, which may have an adverse impact on TCF’s fee revenue; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Supermarket Branching Risk; Growth Risks.  Adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches, including SUPERVALU’s sale of several of its supermarket chains, including Jewel-Osco®, in which TCF has 156 branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF’s balance sheet through programs or new opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters.  Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change.

Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended March 31,		Change
	2013	2012	$	%
Interest income:
Loans and leases	$204,905	$205,984	$(1,079)	(.5)%
Securities available for sale	4,795	19,112	(14,317)	(74.9)
Investments and other	5,850	2,433	3,417	140.4
Total interest income	215,550	227,529	(11,979)	(5.3)
Interest expense:
Deposits	9,681	9,061	620	6.8
Borrowings	6,778	38,295	(31,517)	(82.3)
Total interest expense	16,459	47,356	(30,897)	(65.2)
Net interest income	199,091	180,173	18,918	10.5
Provision for credit losses	38,383	48,542	(10,159)	(20.9)
Net interest income after provision for credit losses	160,708	131,631	29,077	22.1
Non-interest income:
Fees and service charges	39,323	41,856	(2,533)	(6.1)
Card revenue	12,417	13,207	(790)	(6.0)
ATM revenue	5,505	6,199	(694)	(11.2)
Subtotal	57,245	61,262	(4,017)	(6.6)
Leasing and equipment finance	16,460	22,867	(6,407)	(28.0)
Gain on sale of consumer real estate loans	8,126	-	8,126	N.M.
Gain on sales of auto loans	7,146	2,250	4,896	N.M.
Other	3,726	2,355	1,371	58.2
Fees and other revenue	92,703	88,734	3,969	4.5
Gains on securities, net	-	76,611	(76,611)	(100.0)
Total non-interest income	92,703	165,345	(72,642)	(43.9)
Non-interest expense:
Compensation and employee benefits	104,229	95,967	8,262	8.6
Occupancy and equipment	32,875	32,246	629	2.0
FDIC insurance	7,710	6,386	1,324	20.7
Advertising and marketing	5,732	2,617	3,115	119.0
Operating lease depreciation	5,635	6,731	(1,096)	(16.3)
Deposit account premiums	602	5,971	(5,369)	(89.9)
Other	37,939	37,296	643	1.7
Subtotal	194,722	187,214	7,508	4.0
Loss on termination of debt	-	550,735	(550,735)	(100.0)
Foreclosed real estate and repossessed assets, net	10,167	11,047	(880)	(8.0)
Other credit costs, net	(837)	(288)	(549)	(190.6)
Total non-interest expense	204,052	748,708	(544,656)	(72.7)
Income (loss) before income tax expense (benefit)	49,359	(451,732)	501,091	N.M.
Income tax expense (benefit)	17,559	(170,244)	187,803	N.M.
Income (loss) after income tax expense (benefit)	31,800	(281,488)	313,288	N.M.
Income attributable to non-controlling interest	1,826	1,406	420	29.9
Net income (loss) attributable to TCF Financial Corporation	29,974	(282,894)	312,868	N.M.
Preferred stock dividends	4,524	-	4,524	N.M.
Net income (loss) available to common stockholders	$25,450	$(282,894)	$308,344	N.M.
Net income (loss) per common share:
Basic	$.16	$(1.78)	$1.94	N.M.
Diluted	.16	(1.78)	1.94	N.M.

Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	160,390	158,506	1,884	1.2
Diluted	161,140	158,506	2,634	1.7
N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended March 31,		Change
	2013	2012	$	%
Net income (loss) attributable to TCF Financial Corporation	$29,974	$(282,894)	$312,868	N.M.	%
Other comprehensive income (loss):
Reclassification adjustment for securities gains included in net income	-	(76,967)	76,967	(100.0)
Unrealized holding losses arising during the period on securities available for sale	(13,829)	(7,768)	(6,061)	(78.0)
Foreign currency hedge	537	(404)	941	N.M.
Foreign currency translation adjustment	(622)	385	(1,007)	N.M.
Recognized postretirement prior service cost and transition obligation	(12)	(7)	(5)	(71.4)
Income tax benefit	5,019	31,208	(26,189)	(83.9)
Total other comprehensive loss	(8,907)	(53,553)	44,646	83.4
Comprehensive income (loss)	$21,067	$(336,447)	$357,514	N.M.

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At Mar. 31	At Dec. 31	Change
	2013	2012	$	%
ASSETS

Cash and due from banks	$1,213,747	$1,100,347	$113,400	10.3%
Investments	122,070	120,867	1,203	1.0
Securities available for sale	677,088	712,091	(35,003)	(4.9)
Loans and leases held for sale	20,217	10,289	9,928	96.5
Loans and leases:
Consumer real estate	6,418,666	6,674,501	(255,835)	(3.8)
Commercial	3,334,716	3,405,235	(70,519)	(2.1)
Leasing and equipment finance	3,185,234	3,198,017	(12,783)	(.4)
Inventory finance	1,931,363	1,567,214	364,149	23.2
Auto finance	719,666	552,833	166,833	30.2
Other loans and leases	23,701	27,924	(4,223)	(15.1)
Total loans and leases	15,613,346	15,425,724	187,622	1.2
Allowance for loan and lease losses	(263,596)	(267,128)	3,532	1.3
Net loans and leases	15,349,750	15,158,596	191,154	1.3
Premises and equipment, net	438,616	440,466	(1,850)	(.4)
Goodwill	225,640	225,640	-	-
Other assets	456,898	457,621	(723)	(.2)
Total assets	$18,504,026	$18,225,917	$278,109	1.5

LIABILITIES AND EQUITY

Deposits:
Checking	$5,051,730	$4,834,632	$217,098	4.5
Savings	6,151,147	6,104,104	47,043.8
Money market	801,443	820,553	(19,110)	(2.3)
Subtotal	12,004,320	11,759,289	245,031	2.1
Certificates of deposit	2,295,784	2,291,497	4,287.2
Total deposits	14,300,104	14,050,786	249,318	1.8
Short-term borrowings	3,717	2,619	1,098	41.9
Long-term borrowings	1,926,794	1,931,196	(4,402)	(.2)
Total borrowings	1,930,511	1,933,815	(3,304)	(.2)
Accrued expenses and other liabilities	373,252	364,673	8,579	2.4
Total liabilities	16,603,867	16,349,274	254,593	1.6
Equity:
Preferred stock, par value $.01 per share,
30,000,000 authorized; and 4,006,900 shares issued	263,240	263,240	-	-
Common stock, par value $.01 per share,
280,000,000 shares authorized; 163,910,124
and 163,428,763 shares issued	1,639	1,634	5.3
Additional paid-in capital	757,346	750,040	7,306	1.0
Retained earnings, subject to certain restrictions	894,861	877,445	17,416	2.0
Accumulated other comprehensive income	3,536	12,443	(8,907)	(71.6)
Treasury stock at cost, 42,566 shares, and other	(41,396)	(41,429)	33.1
Total TCF Financial Corporation stockholders’ equity	1,879,226	1,863,373	15,853.9
Non-controlling interest in subsidiaries	20,933	13,270	7,663	57.7
Total equity	1,900,159	1,876,643	23,516	1.3
Total liabilities and equity	$18,504,026	$18,225,917	$278,109	1.5

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2013	2012	2012	2012	2012	2012		2012
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$66,164	$76,020	$80,153	$86,714	$88,092	$(9,856)		$(21,928)
Junior lien	9,674	13,141	13,388	13,967	15,563	(3,467)		(5,889)
Total consumer real estate	75,838	89,161	93,541	100,681	103,655	(13,323)		(27,817)
Commercial	906	2,630	2,652	5,616	3,425	(1,724)		(2,519)
Leasing and equipment finance	2,067	2,568	1,554	1,492	4,919	(501)		(2,852)
Inventory finance	156	119	80	206	185	37		(29)
Auto finance	563	532	305	62	2	31		561
Other	-	31	22	34	52	(31)		(52)
Subtotal	79,530	95,041	98,154	108,091	112,238	(15,511)		(32,708)
Acquired portfolios	578	982	1,069	1,483	2,198	(404)		(1,620)
Total delinquencies	$80,108	$96,023	$99,223	$109,574	$114,436	$(15,915)		$(34,328)

Delinquency Data - % of Portfolio (1)
60 days or more:
Consumer real estate
First mortgage lien	1.67%	1.88%	1.93%	1.93%	1.93%	(21)	bps	(26)	bps
Junior lien	.43	.55	.59	.64	.74	(12)		(31)
Total consumer real estate	1.22	1.38	1.46	1.51	1.55	(16)		(33)
Commercial	.03	.08	.08	.17	.10	(5)		(7)
Leasing and equipment finance	.07	.08	.05	.05	.17	(1)		(10)
Inventory finance	.01	.01	.01	.01	.01	-		-
Auto finance	.08	.10	.08	.02	-	(2)		8
Other	-	.12	.09	.13	.20	(12)		(20)
Subtotal	.53	.64	.67	.74	.77	(11)		(24)
Acquired portfolios	.37	.58	.50	.58	.66	(21)		(29)
Total delinquencies	.52	.64	.67	.73	.77	(12)		(25)

(1) Excludes non-accrual loans and leases.
	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2013	2012	2012	2012	2012	2012		2012
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$186,218	$199,631	$197,649	$122,406	$125,895	$(13,413)		$60,323
Junior lien	33,907	35,269	35,936	18,272	23,409	(1,362)		10,498
Total consumer real estate	220,125	234,900	233,585	140,678	149,304	(14,775)		70,821
Commercial	108,505	127,746	169,339	150,215	135,677	(19,241)		(27,172)
Leasing and equipment finance	11,695	13,652	15,812	29,429	20,015	(1,957)		(8,320)
Inventory finance	1,480	1,487	1,120	1,900	1,109	(7)		371
Auto finance	106	101	-	-	-	5		106
Other	1,477	1,571	1,957	2,204	2,838	(94)		(1,361)
Total non-accrual loans and leases	$343,388	$379,457	$421,813	$324,426	$308,943	$(36,069)		$34,445

Non-accrual loans and leases - rollforward
Balance, beginning of period	$379,457	$421,813	$324,426	$308,943	$298,311	$(42,356)		$81,146
Additions	56,712	88,235	210,916	111,739	85,670	(31,523)		(28,958)
Charge-offs	(24,968)	(27,657)	(49,116)	(28,228)	(19,683)	2,689		(5,285)
Transfers to other assets	(18,892)	(17,305)	(24,632)	(34,473)	(25,603)	(1,587)		6,711
Return to accrual status	(34,692)	(55,261)	(30,300)	(22,200)	(21,243)	20,569		(13,449)
Payments received	(15,399)	(30,832)	(9,652)	(12,261)	(9,202)	15,433		(6,197)
Other, net	1,170	464	171	906	693	706		477
Balance, end of period	$343,388	$379,457	$421,813	$324,426	$308,943	$(36,069)		$34,445

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

						Change from
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,		Mar 31,
	2013	2012	2012	2012	2012	2012		2012
Other Real Estate Owned
Other real estate owned (1)
Consumer real estate	$46,404	$69,599	$85,764	$83,176	$84,996	$(23,195)		$(38,592)
Commercial real estate	25,359	27,379	34,662	42,700	42,232	(2,020)		(16,873)
Total other real estate owned	$71,763	$96,978	$120,426	$125,876	$127,228	$(25,215)		$(55,465)

Other real estate owned - rollforward
Balance, beginning of period	$96,978	$120,426	$125,876	$127,228	$134,898	$(23,448)		$(37,920)
Transferred in	20,855	18,444	26,097	33,739	25,624	2,411		(4,769)
Sales	(40,456)	(39,528)	(28,479)	(29,448)	(28,601)	(928)		(11,855)
Writedowns	(5,294)	(4,614)	(3,493)	(6,237)	(5,267)	(680)		(27)
Other, net	(320)	2,250	425	594	574	(2,570)		(894)
Balance, end of period	$71,763	$96,978	$120,426	$125,876	$127,228	$(25,215)		$(55,465)

Ending number of properties owned
Consumer real estate	224	418	425	426	466	(194)		(242)
Commercial real estate	18	18	26	32	32	-		(14)
Total	242	436	451	458	498	(194)		(256)

(1) Includes properties owned and foreclosed properties subject to redemption.

						Change from
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,		Mar 31,
	2013	2012	2012	2012	2012	2012		2012
Non-Accrual Loans and Leases and Other Real Estate Owned
Non-accrual loans and leases	$221,278	$261,796	$318,611	$324,426	$308,943	$(40,518)		$(87,665)
Loans discharged in bankruptcy (1)	122,110	117,661	103,202	-	-	4,449		122,110
Other real estate owned	71,763	96,978	120,426	125,876	127,228	(25,215)		(55,465)
Total non-accrual loans and leases and other real estate owned	$415,151	$476,435	$542,239	$450,302	$436,171	$(61,284)		$(21,020)

Percent of total loans and leases and other real estate owned	2.65%	3.07%	3.54%	2.93%	2.84%	(42)	bps	(19)	bps

(1) Consumer real estate loans required to be reported as nonaccrual loans, regardless of delinquency status, due to the implementation of clarifying regulatory guidance in the third quarter of 2012, related to the discharge of a borrowers’ personal liability following Chapter 7 bankruptcy proceedings.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At March 31, 2013		At December 31, 2012		At March 31, 2012		Change from
		% of		% of		% of	Dec. 31,		Mar. 31,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2012		2012
Consumer real estate	$182,687	2.85%	$182,013	2.73%	$183,825	2.70%	12	bps	15	bps
Commercial	48,556	1.46	51,575	1.51	50,444	1.45	(5)		1
Leasing and
equipment finance	17,541.55		21,037.66		21,537.69		(11)		(14)
Inventory finance	8,788.46		7,569.48		7,556.46		(2)		-
Auto finance	5,390.75		4,136.75		1,019.73		-		2
Other	634	2.67	798	2.86	912	3.13	(19)		(46)
Total	$263,596	1.69	$267,128	1.73	$265,293	1.74	(4)		(5)

Net Charge-Offs

						Change from
	Quarter Ended					Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2013	2012	2012	2012	2012	2012		2012
Consumer real estate
First mortgage lien	$19,907	$22,163	$40,469	$18,369	$19,526	$(2,256)		$381
Junior lien	10,540	11,757	34,202	16,487	16,162	(1,217)		(5,622)
Total consumer real estate	30,447	33,920	74,671	34,856	35,688	(3,473)		(5,241)
Commercial	7,849	8,351	20,547	8,455	1,524	(502)		6,325
Leasing and equipment finance	1,210	1,345	7,521	1,173	151	(135)		1,059
Inventory finance	355	193	444	225	643	162		(288)
Auto finance	836	771	280	81	2	65		834
Other	307	940	991	69	925	(633)		(618)
Total	$41,004	$45,520	$104,454	$44,859	$38,933	$(4,516)		$2,071

Net Charge-Offs as a Percentage of Average Loans and Leases
						Change from
	Quarter Ended (1)					Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2013	2012	2012	2012	2012	2012		2012
Consumer real estate
First mortgage lien	1.90%	2.06%	3.60%	1.58%	1.66%	(16)	bps	24	bps
Junior lien	1.78	1.99	6.12	3.07	3.03	(21)		(125)
Total consumer real estate	1.86	2.04	4.44	2.05	2.09	(18)		(23)
Commercial	.94	.97	2.32	.97	.18	(3)		76
Leasing and equipment finance	.15	.17	.95	.15	.02	(2)		13
Inventory finance	.08	.05	.12	.06	.22	3		(14)
Auto finance	.50	.61	.30	.14	.01	(11)		49
Other	9.01	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	1.06	1.18	2.74	1.18	1.06	(12)		-

(1) Annualized.
N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2013			2012
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates(1) (2)	Balance	Interest	Rates(1) (2)
ASSETS:
Investments and other	$815,420	$3,246	1.61%	$745,861	$2,388	1.29%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	674,860	4,794	2.84	2,087,017	19,109	3.66
U.S. Treasury securities	900	-	.07	-	-	-
Other securities	106	1	2.49	230	3	5.24
Total securities available for sale(3)	675,866	4,795	2.84	2,087,247	19,112	3.66
Loans and leases held for sale	154,766	2,604	6.82	5,872	45	3.08
Loans and leases:
Consumer real estate:
Fixed-rate	3,916,709	57,058	5.91	4,443,148	66,155	5.99
Variable-rate	2,639,717	33,082	5.08	2,401,915	30,068	5.03
Total consumer real estate	6,556,426	90,140	5.58	6,845,063	96,223	5.65
Commercial:
Fixed- and adjustable-rate	2,478,079	32,554	5.33	2,737,848	38,209	5.61
Variable-rate	867,701	7,514	3.51	719,872	7,512	4.20
Total commercial	3,345,780	40,068	4.86	3,457,720	45,721	5.32
Leasing and equipment finance	3,199,499	40,913	5.11	3,128,329	44,001	5.63
Inventory finance	1,686,364	25,605	6.16	1,145,183	18,725	6.58
Auto finance	670,096	8,642	5.23	85,562	1,583	7.44
Other	13,641	276	8.19	17,582	368	8.42
Total loans and leases	15,471,806	205,644	5.38	14,679,439	206,621	5.65
Total interest-earning assets	17,117,858	216,289	5.11	17,518,419	228,166	5.24
Other assets	1,126,694			1,379,289
Total assets	$18,244,552			$18,897,708
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,426,314			$1,359,781
Small business	744,168			708,416
Commercial and custodial	329,992			305,064
Total non-interest bearing deposits	2,500,474			2,373,261
Interest-bearing deposits:
Checking	2,308,263	497.09		2,214,192	902.16
Savings	6,090,427	3,369.22		5,882,730	5,436.37
Money market	815,374	630.31		662,493	610.37
Subtotal	9,214,064	4,496.20		8,759,415	6,948.32
Certificates of deposit	2,323,267	5,185.90		1,135,673	2,113.75
Total interest-bearing deposits	11,537,331	9,681.34		9,895,088	9,061.37
Total deposits	14,037,805	9,681.28		12,268,349	9,061.30
Borrowings:
Short-term borrowings	8,631	8.40		436,171	329.30
Long-term borrowings	1,927,139	6,770	1.41	3,817,165	37,966	4.00
Total borrowings	1,935,770	6,778	1.41	4,253,336	38,295	3.62
Total interest-bearing liabilities	13,473,101	16,459.49		14,148,424	47,356	1.35
Total deposits and borrowings	15,973,575	16,459.42		16,521,685	47,356	1.15
Other liabilities	390,825			577,142
Total liabilities	16,364,400			17,098,827
Total TCF Financial Corporation stockholders’ equity	1,863,393			1,785,375
Non-controlling interest in subsidiaries	16,759			13,506
Total equity	1,880,152			1,798,881
Total liabilities and equity	$18,244,552			$18,897,708
Net interest income and margin		$199,830	4.72		$180,810	4.14

(1) Annualized.
(2) Interest and yields are presented on a fully tax equivalent basis.
(3) Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2013	2012	2012	2012	2012
Interest income:
Loans and leases	$204,905	$210,490	$210,140	$208,766	$205,984
Securities available for sale	4,795	4,615	5,607	5,816	19,112
Investments and other	5,850	3,922	4,105	3,633	2,433
Total interest income	215,550	219,027	219,852	218,215	227,529
Interest expense:
Deposits	9,681	10,972	10,757	10,197	9,061
Borrowings	6,778	6,992	8,536	9,794	38,295
Total interest expense	16,459	17,964	19,293	19,991	47,356
Net interest income	199,091	201,063	200,559	198,224	180,173
Provision for credit losses	38,383	48,520	96,275	54,106	48,542
Net interest income after provision for credit losses	160,708	152,543	104,284	144,118	131,631
Non-interest income:
Fees and service charges	39,323	44,262	43,745	48,090	41,856
Card revenue	12,417	12,974	12,927	13,530	13,207
ATM revenue	5,505	5,584	6,122	6,276	6,199
Subtotal	57,245	62,820	62,794	67,896	61,262
Leasing and equipment finance	16,460	26,149	20,498	23,207	22,867
Gain on sale of consumer real estate loans	8,126	854	4,559	-	-
Gain on sale of auto loans	7,146	6,869	7,486	5,496	2,250
Other	3,726	3,973	3,688	3,168	2,355
Fees and other revenue	92,703	100,665	99,025	99,767	88,734
(Losses) gains on securities, net	-	(528)	13,033	13,116	76,611
Total non-interest income	92,703	100,137	112,058	112,883	165,345
Non-interest expense:
Compensation and employee benefits	104,229	101,678	98,409	97,787	95,967
Occupancy and equipment	32,875	32,809	33,006	32,731	32,246
FDIC insurance	7,710	8,671	6,899	8,469	6,386
Advertising and marketing	5,732	4,303	4,248	5,404	2,617
Operating lease depreciation	5,635	5,905	6,325	6,417	6,731
Deposit account premiums	602	523	485	1,690	5,971
Other	37,939	53,472	36,173	36,956	37,296
Subtotal	194,722	207,361	185,545	189,454	187,214
Loss on termination of debt	-	-	-	-	550,735
Foreclosed real estate and repossessed assets, net	10,167	7,582	10,670	12,059	11,047
Other credit costs, net	(837)	(894)	593	1,476	(288)
Total non-interest expense	204,052	214,049	196,808	202,989	748,708
Income (loss) before income tax expense (benefit)	49,359	38,631	19,534	54,012	(451,732)
Income tax expense (benefit)	17,559	10,540	6,304	20,542	(170,244)
Income (loss) after income tax expense (benefit)	31,800	28,091	13,230	33,470	(281,488)
Income attributable to non-controlling interest	1,826	1,306	1,536	1,939	1,406
Net income (loss) attributable to TCF Financial Corporation	29,974	26,785	11,694	31,531	(282,894)
Preferred stock dividends	4,524	3,234	2,372	-	-
Net income (loss) available to common stockholders	$25,450	$23,551	$9,322	$31,531	$(282,894)
Net income (loss) per common share:
Basic	$.16	$.15	$.06	$.20	$(1.78)
Diluted	.16	.15	.06	.20	(1.78)

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05
Financial Highlights:
Pre-tax pre-provision profit(1)	$87,742	$87,151	$115,809	$108,118	$70,578
Return on average assets(2)	.70%	.63%	.30%	.76%	(5.96)%
Return on average common equity(2)	6.36	5.93	2.36	8.13	(63.38)
Net interest margin(2)	4.72	4.79	4.85	4.86	4.14

(1) Pre-tax pre-provision profit (‘‘PTPP’’) is calculated as total revenues less non-interest expense.  First quarter 2012 PTPP excludes the net loss of $473.8 million related to the balance sheet repositioning completed in the first quarter of 2012.

(2) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2013	2012	2012	2012	2012

ASSETS
Cash and due from banks	$945,928	$777,995	$628,697	$555,590	$863,310
Investments	122,014	122,970	123,223	149,813	168,805
U.S. Government sponsored entities:
Mortgage-backed securities	676,296	696,506	701,155	736,251	2,021,574
U.S. Treasury securities	900	-	-	-	-
Other securities	2,400	2,150	2,224	2,097	1,678
Total securities available for sale	679,596	698,656	703,379	738,348	2,023,252
Loans and leases held for sale	154,766	53,140	80,549	44,788	5,872
Loans and leases:
Consumer real estate:
Fixed-rate	3,916,709	4,012,702	4,197,903	4,365,670	4,443,148
Variable-rate	2,639,717	2,650,958	2,531,351	2,427,745	2,401,915
Total consumer real estate	6,556,426	6,663,660	6,729,254	6,793,415	6,845,063
Commercial:
Fixed- and adjustable-rate	2,478,079	2,614,824	2,682,193	2,730,085	2,737,848
Variable-rate	867,701	837,944	855,918	761,964	719,872
Total commercial	3,345,780	3,452,768	3,538,111	3,492,049	3,457,720
Leasing and equipment finance	3,199,499	3,184,540	3,164,592	3,145,914	3,128,329
Inventory finance	1,686,364	1,570,829	1,440,298	1,571,004	1,145,183
Auto finance	670,096	504,565	367,271	223,893	85,562
Other	13,641	14,704	16,280	17,647	17,582
Total loans and leases	15,471,806	15,391,066	15,255,806	15,243,922	14,679,439
Allowance for loan and lease losses	(265,392)	(269,578)	(264,626)	(266,187)	(257,895)
Net loans and leases	15,206,414	15,121,488	14,991,180	14,977,735	14,421,544
Premises and equipment, net	440,437	442,287	442,456	438,438	435,412
Goodwill	225,640	225,640	225,640	225,640	225,640
Other assets	469,757	506,212	521,397	524,466	753,873
Total assets	$18,244,552	$17,948,388	$17,716,521	$17,654,818	$18,897,708

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,426,314	$1,294,027	$1,275,722	$1,316,767	$1,359,781
Small business	744,168	775,334	746,511	725,052	708,416
Commercial and custodial	329,992	329,919	324,739	310,321	305,064
Total non-interest bearing deposits	2,500,474	2,399,280	2,346,972	2,352,140	2,373,261
Interest-bearing deposits:
Checking	2,308,263	2,248,481	2,255,561	2,306,810	2,214,192
Savings	6,090,427	6,083,168	6,153,079	6,031,015	5,882,730
Money market	815,374	819,596	848,899	748,016	662,493
Subtotal	9,214,064	9,151,245	9,257,539	9,085,841	8,759,415
Certificates of deposit	2,323,267	2,206,173	1,953,208	1,608,653	1,135,673
Total interest-bearing deposits	11,537,331	11,357,418	11,210,747	10,694,494	9,895,088
Total deposits	14,037,805	13,756,698	13,557,719	13,046,634	12,268,349
Borrowings:
Short-term borrowings	8,631	47,715	65,531	705,888	436,171
Long-term borrowings	1,927,139	1,928,507	1,985,094	1,986,182	3,817,165
Total borrowings	1,935,770	1,976,222	2,050,625	2,692,070	4,253,336
Accrued expenses and other liabilities	390,825	434,471	343,336	335,113	577,142
Total liabilities	16,364,400	16,167,391	15,951,680	16,073,817	17,098,827
Equity:
Preferred stock	263,240	180,359	166,721	10,993	-
Common stock	1,637	1,634	1,631	1,625	1,617
Additional paid-in capital	753,583	749,445	742,598	738,089	727,596
Retained earnings, subject to certain restrictions	880,582	866,895	862,570	846,349	1,052,632
Accumulated other comprehensive income	5,624	13,131	19,321	11,601	46,029
Treasury stock at cost and other	(41,273)	(43,462)	(42,890)	(45,499)	(42,499)
Total TCF Financial Corporation stockholders’ equity	1,863,393	1,768,002	1,749,951	1,563,158	1,785,375
Non-controlling interest in subsidiaries	16,759	12,995	14,890	17,843	13,506
Total equity	1,880,152	1,780,997	1,764,841	1,581,001	1,798,881
Total liabilities and equity	$18,244,552	$17,948,388	$17,716,521	$17,654,818	$18,897,708

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES(1) (2)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2013	2012	2012	2012	2012

ASSETS

Investments and other	1.61%	1.77%	2.09%	2.48%	1.29%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	2.84	2.64	3.15	3.17	3.66
U.S. Treasury securities	.07	-	-	-	-
Other securities	2.49	2.52	3.32	4.14	5.24
Total securities available for sale(3)	2.84	2.64	3.15	3.17	3.66
Loans and leases held for sale	6.82	8.00	7.89	8.80	3.08
Loans and leases:
Consumer real estate:
Fixed-rate	5.91	5.95	5.94	5.84	5.99
Variable-rate	5.08	5.07	5.04	5.00	5.03
Total consumer real estate	5.58	5.60	5.60	5.54	5.65
Commercial:
Fixed- and adjustable-rate	5.33	5.60	5.57	5.49	5.61
Variable-rate	3.51	3.55	3.77	3.99	4.20
Total commercial	4.86	5.10	5.14	5.16	5.32
Leasing and equipment finance	5.11	5.24	5.33	5.48	5.63
Inventory finance	6.16	6.11	6.19	6.07	6.58
Auto finance	5.23	5.53	5.97	6.89	7.44
Other	8.19	8.31	7.83	7.66	8.42
Total loans and leases	5.38	5.47	5.50	5.52	5.65

Total interest-earning assets	5.11	5.21	5.32	5.34	5.24

LIABILITIES

Interest-bearing deposits:
Checking	.09	.11	.12	.15	.16
Savings	.22	.29	.31	.34	.37
Money market	.31	.35	.38	.39	.37
Subtotal	.20	.25	.27	.30	.32
Certificates of deposit	.90	.92	.92	.86	.75
Total interest-bearing deposits	.34	.38	.38	.38	.37
Total deposits	.28	.32	.32	.31	.30
Borrowings:
Short-term borrowings	.40	.41	.24	.30	.30
Long-term borrowings	1.41	1.44	1.71	1.87	4.00
Total borrowings	1.41	1.41	1.66	1.46	3.62

Total interest-bearing liabilities	.49	.54	.58	.60	1.35

Net interest margin	4.72	4.79	4.85	4.86	4.14

(1) Annualized.
(2) Yields are presented on a fully tax equivalent basis.
(3) Average yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)

(Dollars in thousands)

(Unaudited)

	At Mar. 31,	At Dec. 31,
	2013	2012
Computation of tangible realized common equity to tangible assets:
Total equity	$1,900,159	$1,876,643
Less: Non-controlling interest in subsidiaries	20,933	13,270
Total TCF Financial Corp. stockholders’ equity	1,879,226	1,863,373
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	7,860	8,674
Accumulated other comprehensive income	3,536	12,443
Tangible realized common equity	$1,378,950	$1,353,376

Total assets	$18,504,026	$18,225,917
Less:
Goodwill	225,640	225,640
Other intangibles	7,860	8,674
Tangible assets	$18,270,526	$17,991,603

Tangible realized common equity to tangible assets	7.55%	7.52%

	At Mar. 31,	At Dec. 31,
	2013	2012
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,666,630	$1,633,336
Total risk-weighted assets	14,964,703	14,733,203
Total tier 1 risk-based capital ratio	11.14%	11.09%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,666,630	$1,633,336
Less:
Preferred stock	263,240	263,240
Qualifying non-controlling interest in subsidiaries	20,933	13,270
Total tier 1 common capital	$1,382,457	$1,356,826

Total tier 1 common capital ratio	9.24%	9.21%

(1) When evaluating capital adequacy and utilization, management considers financial measures such as Tangible Realized Common Equity to Tangible Assets and the Tier 1 Common Capital Ratio. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators, and other users with information to be viewed in relation to other banking institutions.

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